UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2022

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 La Grange Parkway, Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CFFI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

C&F Financial Corporation (the Corporation) previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on December 27, 2021 certain amendments and other changes to aspects of its executive compensation program, including agreements with certain of its named executive officers. As previously reported, these changes were designed and considered as a coordinated set of changes for the purpose of, among other things, addressing concerns that existing arrangements, including Section 280G tax gross-up provisions and open “window period” provisions during which an executive could voluntarily terminate employment for any reason following a change in control, may present windfall risks or may otherwise be unfavorable to the Corporation.  As contemplated at the time that these other changes were effected, on February 15, 2022, C&F Mortgage Corporation, the indirect wholly-owned mortgage banking subsidiary of the Corporation (C&F Mortgage), and Bryan E. McKernon, President and CEO of C&F Mortgage entered into an amended and restated employment agreement (the Employment Agreement), and the Corporation, C&F Mortgage and Mr. McKernon entered into the second amended and restated change in control agreement (the CIC Agreement).

Under the Employment Agreement, C&F Mortgage employs Mr. McKernon as its President and CEO under a three-year “evergreen” agreement, which remains in effect at all times unless and until terminated as permitted by the agreement. Either party, by notice to the other at any time and for any reason, may give notice of an intention to terminate the agreement three years from the date notice is received by the other. Additionally, either party may terminate the agreement in the event C&F Mortgage fails to meet certain specified financial performance criteria for a stipulated period or of a stipulated amount within a prescribed time period. The agreement terminates upon the death or disability of Mr. McKernon, or upon the failure of either party to fulfill its obligations under the agreement. Under the agreement, Mr. McKernon is entitled to an annual base salary of $235,000, payable in monthly installments. Mr. McKernon is also entitled to a bonus, computed and paid on a monthly basis, based upon a variable percentage of C&F Mortgage’s financial performance for the preceding month, subject to adjustment annually in order that the total bonus for a fiscal year will be equal to a specified percentage as determined by the year-end financial performance amount on which the bonus is based. C&F Mortgage has the right, at any time and at its option, to “buy out” Mr. McKernon’s agreement and terminate his employment for an amount based upon C&F Mortgage’s financial performance. In the event of a termination of his employment for any reason other than pursuant to a three-year notice, C&F Mortgage also may purchase a limited non-solicitation commitment from Mr. McKernon.

The Employment Agreement also provides that Mr. McKernon will be entitled, during his employment, to benefits commensurate with those furnished to other employees of C&F Mortgage. The agreement also contains provisions requiring confidentiality of information regarding C&F Mortgage. Mr. McKernon may terminate the Employment Agreement upon an event of “covered termination” as defined in the CIC Agreement, as described below. Any termination of the Employment Agreement also will terminate the CIC Agreement, except a termination of the Employment Agreement as described in the preceding sentence.

The primary change effected by the February 15, 2022 amendment and restatement of Mr. McKernon’s employment agreement is to clarify the application of the Corporation’s clawback policy. The amended and restated agreement provides that any incentive-based compensation or award Mr. McKernon receives will be subject to clawback as may be required under the Corporation’s clawback policy (or similar clawback policy of any subsidiary or affiliate of the Corporation) or under provisions of applicable law, SEC rule or regulation or stock exchange requirement.  Otherwise, the Employment Agreement generally includes substantially similar provisions to those included prior to the February 15, 2022 amendment and restatement.

The CIC Agreement provides for certain payments and benefits in the event of a termination of employment by the Corporation without cause (as defined in the agreement) or by Mr. McKernon for good reason (as defined in the agreement) during the two-year period following a change in control (as defined in the agreement), or prior to a change in control in the event of a termination of employment in anticipation of a change in control. In such event, Mr. McKernon is entitled to receive a lump sum cash payment in an amount equal to two times his highest annual base salary during the 24-month period preceding the change in control (the cash CIC payment) and is generally entitled to receive continuing benefits under group health plans providing medical, prescription, dental and vision benefits for a period of two years following termination of employment.  The CIC Agreement also contains provisions requiring confidentiality of information regarding the Corporation and C&F Mortgage.

Prior to the February 15, 2022 amendment and restatement, the change in control agreement with Mr. McKernon provided for certain payments and benefits in the event of a termination of employment without cause or by Mr. McKernon for good reason during the two-year period following a change in control or in anticipation of a change in control, and also in the event of a voluntary termination of employment by the executive for any reason during three “window periods” following a change in control.  Prior to the February 15, 2022 amendment and restatement, Mr. McKernon would have been entitled to receive the cash CIC payment described above and to receive continuing health insurance, life insurance, and similar benefits under the Corporation’s welfare benefit plans (the welfare benefit plans) for two years following termination and to have two years credited as service towards completion of any service requirement for retiree coverage under the welfare benefit plans.

The CIC Agreement eliminates the “window period” provisions that would have entitled Mr. McKernon to voluntarily terminate employment for any reason following a change in control and receive the full amount of the change in control payments and benefits.  The CIC Agreement also eliminates the Section 280G gross-up for any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the Code) upon payments under the agreement.  Instead, the CIC Agreement provides that in the event an amount to be paid to Mr. McKernon would be considered an “excess parachute payment” under Section 280G of the Code, then such payment will be reduced to the largest amount that would result in no portion of the payment being subject to the excise tax imposed by Section 4999 of the Code, so long as such reduced amount is greater than the after-tax amount Mr. McKernon would have received had the amount not been so reduced (a best net after-tax benefit provision).

This description of the Employment Agreement and CIC Agreement is only a summary and is qualified in its entirety by reference to each of the Employment Agreement and CIC Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01Regulation FD Disclosure

On February 16, 2021, C&F Financial Corporation issued a news release announcing the Board of Directors declared a cash dividend payable April 1, 2022.  A copy of the Company’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

10.1	Employment Agreement (Amended and Restated) between C&F Mortgage Corporation and Bryan McKernon, dated February 15, 2022
10.2	Second Amended and Restated Change in Control Agreement dated February 15, 2022 by and among C&F Financial Corporation, C&F Mortgage Corporation and Bryan E. McKernon
99.1	C&F Financial Corporation news release dated February 16, 2022

104 Cover Page Interactive Data File (formatted as inline XBRL and contained in

Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date:	February 16, 2022	By:	/s/ Jason E. Long
Jason E. Long
Chief Financial Officer and Secretary

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